Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries

List of Subsidiaries of Simpson Manufacturing Co., Inc.

At February 27, 2009

1.                                       Simpson Strong-Tie Company Inc., a California corporation

2.                                       Simpson Dura-Vent Company, Inc., a California corporation

3.                                       Simpson Strong-Tie International, Inc., a California corporation

4.                                       Simpson Strong-Tie Canada, Limited, a Canadian corporation

5.                                       Simpson Strong-Tie Europe EURL, a French corporation

6.                                       Simpson Strong-Tie, S.A.S., a French corporation

7.                                       Simpson Strong-Tie Japan, Inc., a California corporation

8.                                       Simpson Strong-Tie Australia, Inc., a California corporation

9.                                       Simpson Strong-Tie A/S, a Danish corporation

10.                                 Simpson Strong-Tie GmbH, a German corporation

11.                                 Simpson Strong-Tie Sp.z,o.o., a Polish corporation

12.                                 Simpson France SCI, a French corporation

13.                                 ATF GmbH, a Swiss corporation

14.                                 Simpson Strong-Tie Australia Pty Limited, an Australian corporation

15.                                 Simpson Strong-Tie Mexico, S. de R.L. de C.V., a Mexican corporation

16.                                 Simpson Manufacturing Cyprus Limited, a Cyprus limited liability company

17.                                 Simpson Strong-Tie Asia Limited, a Hong Kong company

18.                                 Simpson Strong-Tie Asia Holding Limited, a Hong Kong company

19.                                 Simpson Strong-Tie (Beijing) Company Limited, a Chinese company

20.                                 Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company

21.                                 Simpson Strong-Tie Ireland Limited, an Irish company

22.                                 Ahorn-Geräte & Werkzeuge Vertriebs GmbH, a German company

23.                                 Ahorn Upevnovaci Technika s.r.o., a Czech company

24.                                 Ahorn Pacific Fasteners (Kunshan) Co., Ltd., a Chinese company